                                                                      EXHIBIT 11


                    SYRATECH CORPORATION AND SUBSIDIARIES


                  COMPUTATION OF NET INCOME PER COMMON SHARE
                    (IN THOUSANDS, EXCEPTS PER SHARE DATA)

                                                     Year Ended December 31,
                                                  ---------------------------
                                                    1994      1995      1996
                                                  -------   -------   -------

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING:

Common Stock.....................................  11,688    11,707     8,695
Common equivalent shares resulting from
  stock options (treasury stock method)..........      23         9
                                                  -------   -------   -------
    Subtotal.....................................  11,711    11,716     8,695

Adjustment to reflect the requirements of the SEC:
Common equivalent shares resulting from stock
  options (treasury stock method)................      98        87       104
                                                  -------   -------   -------

        Total....................................  11,809    11,803     8,799
                                                  =======   =======   =======

Income from continuing operations................ $ 7,859   $13,176   $20,389
Discontinued operations..........................  12,068    33,023
                                                  -------   -------   -------
  Net income..................................... $19,927   $46,199   $20,389
                                                  =======   =======   =======
Net Income Per Common Share:
Continuing operations............................ $  0.67   $  1.12   $  2.32
Discontinued operations..........................    1.02      2.79
                                                  -------   -------   -------
  Net income per common share.................... $  1.69   $  3.91   $  2.32
                                                  =======   =======   =======


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